SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 6, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
     -------------------------------            ------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)


              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
       ---------------------------------------------------------------
      (Former name, former address, and formal fiscal year, if changed since last report)



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                             ITEM 5:  OTHER EVENTS

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On July 6, 1998, La Teko Resources Ltd. announced that it had completed an agreement with Camnor Resources Ltd. and Camnor Resources (USA) Inc. (collectively, "Camnor"), whereby Camnor has the right to earn a 51% interest in La Teko's Discovery Gulch property in the Circle Mining District, Alaska. Soil sampling by La Teko in 1997 identified strong gold anomalies in a geological environment which has many similarities to that of the recent Teck/Sumitomo Pogo discovery.

In order to earn the 51% interest in the property, Camnor must, over a four-year period, make payments of $215,000, including $10,000 to La Teko on signing, issue 400,000 shares to La Teko, including 50,000 shares on Vancouver Stock Exchange approval, and complete $800,000 in exploration on the property. The payments include $140,000 to the underlying vendors and $75,000 to La Teko. Camnor has committed to a minimum $75,000 exploration program for 1998. The agreement is subject to regulatory approval.


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                                   SIGNATURES

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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          LA TEKO RESOURCES LTD.



Dated:  July 9, 1998                      By /s/ Gerald G. Carlson, President